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          Exhibit 16(23)(a): Consent of Sutherland Asbill & Brennan LLP


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                  June 25, 2001


Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

             RE:    GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    (FILE NO. 333-57212)
                    ---------------------------------------

Directors:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 1 to the registration statement on Form S-2 (File No. 333-57212) filed by Golden American Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By:  /s/ Stephen E. Roth
                                            -------------------------------
                                                  Stephen E. Roth